UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2019

ENERGY FUELS INC.

(Exact Name of Registrant as Specified in Charter)

Ontario	001-36204	98-1067994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 600

Lakewood, Colorado

(Address of Principal Executive Offices, and Zip Code)

(303) 974-2140

Registrant's Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	UUUU EFR	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Energy Fuels Inc. (the "Company") has filed a prospectus supplement (the "ATM Prospectus Supplement") to its effective U.S. registration statement on Form S-3 (File No. 333-228158) in connection with its Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC, dated May 6, 2019. Pursuant to the ATM Prospectus Supplement, the Company may, at its discretion from time to time, sell up to an additional $30 million of common shares under its "at the market" program.

Item 9.01. Exhibits.

Exhibit	Description
5.1	Legal Opinion of Borden Ladner Gervais LLP with respect to the ATM Prospectus Supplement
23.1	Consent of Borden Ladner Gervais LLP with respect to the ATM Prospectus Supplement (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: December 31, 2019	By: /s/ David C. Frydenlund David C. Frydenlund Chief Financial Officer, General Counsel and Corporate Secretary